UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2025

DRIVEN BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39898	47-3595252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 South Church Street, Suite 700

Charlotte, North Carolina 28202

(Address of principal executive offices) (Zip Code)

(704) 377-8855

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRVN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 27, 2025, Rose MidCo Limited and Boing Acquisitions Limited, both wholly owned subsidiaries of Driven Brands Holdings Inc. (the “Company) (the “Sellers”) entered into a share purchase agreement (the “Purchase Agreement”) with Neptune Acquisition Bidco Limited (the “Purchaser”), pursuant to which, among other things, the Purchaser has agreed to purchase all of the outstanding equity interests in IMO Car Wash Group Limited and 5.01% of equity interests in IMO Autopflege GmbH, indirect wholly owned subsidiaries of the Company that own and operate the Company’s international car wash business (the “Business”, and such transaction, the “Transaction”). The aggregate purchase price for the Transaction is approximately €406 million (the “Purchase Price”). The Purchase Price is based on the Business’s balance sheet as of June 30, 2025. The Purchase Price is not subject to post-closing adjustments for cash, debt or working capital. The Purchase Agreement provides that the Purchase Price will be increased daily by a fixed amount in Euros in the period from July 1, 2025 to the closing date. The Purchase Price may also be adjusted based on certain types of financial leakage that occur during the same period. The consummation of the Transaction is subject to specified regulatory approvals (the “Regulatory Approvals”). The Purchase Agreement contains customary warranties and covenants related to the Business and the Transaction. Either party may terminate the agreement (without penalty) if the Regulatory Approvals are not received by July 31, 2026 (with an optional 30 business day extension).

The Purchase Price and related fees and expenses of the Transaction are expected to be paid using the proceeds of equity and debt commitments obtained by the Purchaser.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 hereto and which is incorporated by reference herein

Item 7.01	Regulation FD Disclosure.

On December 2, 2025, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings. The filing of this Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement by and among Rose MidCo Limited, Boing Acquisitions Limited, Driven Brands, Inc. and Neptune Acquisition Bidco Limited, dated as of November 27, 2025.#

99.1	Driven Brands Holdings Inc. News Release dated December 2, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

#	Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVEN BRANDS HOLDINGS INC.

Date: December 2, 2025	By:	/s/ Scott O’Melia
	Name:	Scott O’Melia
	Title:	Executive Vice President, Chief Legal Officer and Secretary